UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

Meritor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Employee FAQ

1.	Who is Cummins?
	●	Cummins is a global leader in the design, manufacture, distribution and service of a broad portfolio of power solutions.
	●	The company’s products range from diesel, natural gas, electric and hybrid powertrains to powertrain-related components.
	●	Like Meritor, Cummins has strong brand recognition, a 100-year history (founded in 1919) and leading positions in many of the markets it serves.
	●	Cummins has 59,900 employees worldwide and achieved $24 billion in revenue in fiscal 2021. With Meritor, that will change to close to 70,000 employees and almost $30 billion annual revenue.
	●	Based on our discussions with Cummins, it is clear they have tremendous respect for our team and that we have compatible cultures and values.
	●	We are confident that this next chapter will be about accelerating our strategy with the resources and support of a larger company like Cummins.

2.	Why are we entering into this transaction? Why now?
	●	Becoming part of Cummins provides a unique opportunity to better serve and innovate for our customers.
	●	We have complementary portfolios and Cummins greatly values our on-highway offerings for internal combustion and electrified powertrain application.
	●	This transaction creates a leader in commercial vehicle electrification with enhanced capabilities in technology and the ability to accelerate investment in product development and EV adoption.
	●	Our offerings will play an important and significant role as commercial vehicles transform to become electric and autonomous.
	●	We believe that now is the right time to enter into this transaction, as it provides compelling value to our shareholders today while allowing us to better serve the needs of our customers around the world for tomorrow.
	●	Following a careful and thorough review, the Board unanimously concluded the transaction with Cummins is in the best interests of our company and our shareholders.

3.	What does this transaction mean for Meritor employees?
	●	Until the transaction closes, which we expect to occur this calendar year, we will continue operating as separate companies with a clear focus on meeting our commitments for customers and all other stakeholders.
	●	This means that there are no changes to your job, compensation structure, benefits or day to day responsibilities. It is business as usual and we should all remain focused on executing our M2022 plan.
	●	While this transaction will provide enhanced opportunities for many employees, there will be some overlapping functions and positions as a result but that is being reviewed. Today’s announcement is an early step in the process, and there are many decisions yet to be made. We will provide more information where we can. We will treat all impacted employees with the utmost respect and support as we move forward.

4.	Will there be layoffs as a result of this transaction?
	●	Today’s announcement is an early step in this process, and there are many decisions yet to be made.
	●	Announcement will not affect the vast majority of employees.

Employee FAQ

	●	While this transaction will provide enhanced opportunities for many employees, there will be some overlapping functions and positions as a result. We will treat all impacted employees with the utmost respect and support as we move forward.
	●	Employee development and retention is critically important to Cummins, and they are excited about the career development opportunities this acquisition can provide Meritor employees.
	●	Once the transaction closes, you will have an opportunity to meet with Cummins Human Resource representatives to have discussions about your career development with Cummins.
	●	As always, we are committed to transparency and keeping you informed as we move through this process.
	●	Until the transaction closes, which we expect to occur this calendar year, we will continue operating as separate companies with a clear focus on meeting our commitments for customers and all other stakeholders.

5.	Does this transaction change Meritor’s commitment to the Troy, MI area?
	●	Today’s announcement is an early step in this process, and there are many decisions yet to be made.
	●	Cummins knows that Meritor’s people are a proven team with deep expertise and experience in technologies and manufacturing that are critical to their future. Even though Cummins’ intentions to acquire Meritor have been announced publicly, there is still significant due diligence work that will focus on Meritor’s existing footprint.
	●	We have not discussed or made any decisions on Troy headquarters.
	●	Once the transaction closes, Cummins is committed to communicating openly and transparently with relevant stakeholders.

6.	How do the cultures of the two companies compare?
	●	Both companies are committed to innovation, collaboration and technology leadership.
	●	Like Meritor, Cummins has strong brand recognition, a 100-year history and leading positions in many of the markets it serves.
	●	Based on our discussions with Cummins, it is clear they have tremendous respect for our team and that we have compatible cultures and values.

7.	Will the reporting structures change?
	●	Today’s announcement is an early step in this process, and there are many decisions yet to be made over the coming months as part of the integration planning process.
	●	In the meantime, your reporting structure remains the same. The Meritor management team is focused on operating as usual and working with Cummins to support a seamless transition for our employees, customers and other stakeholders.

8.	Will there be changes to compensation and benefits?
	●	Until the transaction closes, which we expect to occur this calendar year, we will continue operating as separate companies with a clear focus on meeting our commitments for customers and all other stakeholders.
	●	This means that there are no changes to your job, compensation structure, benefits or day to day responsibilities. It is business as usual and we should all remain focused on executing our M2022 plan.
	●	We will keep you informed as we move forward.

Employee FAQ

9.	How can we begin to engage with Cummins leaders/employees between now and close of the transaction?
	●	We ask that you refrain from engaging in any discussions about the transaction with Cummins employees unless specifically asked to do so in connection with integration planning activities.
	●	Remember, until the transaction closes, Meritor and Cummins will continue operating as separate companies. Until then, the normal rules around treating confidential information need to be respected by both organizations.
	●	If you are contacted by your Cummins counterpart or approached by someone at Cummins, do not discuss the pending transaction and please inform your manager.

10.	What happens next? How will Meritor work with Cummins moving forward?
	●	Over the next few months, we will establish a team of leaders from both companies dedicated to developing a detailed and thoughtful plan to bring our companies together and make the post-closing transition as seamless as possible.
	●	We will keep you informed as we move forward.

11.	How should I handle inquiries from customers or business partners regarding this announcement?
	●	Please assure customers and business partners that until the transaction closes, it is business as usual and Meritor and Cummins will continue operating as separate companies.
	●	Customers and business partners should reach out to their existing primary point of contact if they have additional questions.

12.	Where should I go if I have additional questions?
	●	We will keep you updated on important developments as we move through the transaction process.

13.	How should I handle inquiries from the media?
	●	Consistent with company policy, please forward any external inquiries from the media or investment community regarding this transaction to Krista Sohm at krista.sohm@meritor.com or (248) 435-7115 and Todd Chirillo at todd.chirillo@meritor.com or (248) 435-1571.

Compensation and Benefits

14.	Will there be changes to compensation and benefits in the near term? Post-closing?

15.	Assuming the transaction closes before the end of the year, how will my bonus be impacted? Will I lose vacation days?

16.	I own Meritor stock. What will happen to my stock?

17.	What happens to my 401K plan? What about company matching?

Employee FAQ

18.	Will retirement benefits like my pension remain in place?

Response to questions 14-18:

●

If the deal closes during our 2022 fiscal year, you will receive your ICP or PIPP at target or actual performance whichever is greater. If you own Meritor stock, it will be cashed out at the deal price of $36.50 upon close. Your 401(k) will remain in place and unchanged through closing and pensions are not impacted. I am sure there will be more questions you may have, so please speak with your HR representative.

19.	Do you anticipate any layoffs following the transaction? Will there be severance? Has Cummins made any commitments regarding employment or severance?

20.	Will there be changes to our vacation policy?

21.	Will our headquarters change? Will there be facility closures as a result of this transaction?

Response to questions 19-21

● Meritor’s people are a proven team with deep expertise and experience in technologies that are critical to Cummins’ future. Even though its intentions to acquire Meritor have been announced publicly, there is still significant confirmatory due diligence work that must happen that will focus on Meritor’s existing organization, products, people and footprint. Once the transaction closes, Cummins expects there will be some synergies and are committed to communicating openly and transparently with relevant employees and stakeholders when that time arises.
● Cummins is excited to welcome the expertise and technical skillset of Meritor’s employees to power their success and provides compensation and benefit programs that are market competitive. Unfortunately, Cummins can't share individual details until the transaction closes.
● After closing, which is anticipated later this year, you will have an opportunity to speak with Cummins Human Resources team members to understand compensation and benefit packages.

Cautionary Language Regarding Forward-Looking Statements

This communication contains statements relating to future results of the company (including certain outlooks, projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on public health, the global economy, and financial markets, as well as Meritor’s industries, customers, operations, workforce, supply chains, distribution systems and demand for its products; reliance on major OEM customers and possible negative outcomes from contract negotiations with major customers, including

Employee FAQ

failure to negotiate acceptable terms in contract renewal negotiations and the ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; the ability to successfully manage rapidly changing volumes in the commercial truck markets and work with customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, transportation and labor, and the ability to manage or recover such costs; technological changes in Meritor’s industry as a result of the trends toward electrified drivetrains and the integration of advanced electronics and the impact on the demand for products and services; the ability to manage possible adverse effects on European markets or European operations, or financing arrangements related thereto in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to joint ventures; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; the demand for commercial and specialty vehicles for which products are supplied; whether liquidity will be affected by declining vehicle production in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of the respective companies, suppliers and customers, including potential disruptions in supply of parts to facilities or demand for products due to work stoppages; the financial condition of suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of Meritor’s debt; the ability to continue to comply with covenants in Meritor’s financing agreements; Meritor’s ability to access capital markets; credit ratings of Meritor’s debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; rising costs of pension benefits; possible changes in accounting rules; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; the failure to obtain the approval of Meritor’s shareholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; risks related to disruption of management’s attention from ongoing business operations due to the transaction; the effect of the announcement of the transaction on the ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Meritor does business, or on operating results and business generally; the ability to meet expectations regarding the timing and completion of the transaction; and the other risks listed from time to time in Meritor’s filings with the SEC and other substantial costs, risks and uncertainties, including but not limited to those detailed in Meritor’s Annual Report on Form 10-K for the year ended October 3, 2021 and from time to time in other filings of Meritor with the SEC. These forward-looking statements are made only as of the date hereof, and Meritor does not undertake any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Employee FAQ

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Meritor and Cummins. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Meritor will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Meritor may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MERITOR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Meritor’s investor relations website, https://investors.meritor.com/.

Participants in the Solicitation

Meritor and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Meritor’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Meritor and their ownership of Meritor’s common stock is set forth in the definitive proxy statement for Meritor’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2021, or its Annual Report on Form 10-K for the year ended October 3, 2021, and in other documents filed by Meritor with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.